UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2007

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Grant Thornton LLP

Dreams, Inc. (the “Company”) has elected to terminate its engagement of Grant Thornton LLP as the independent registered public accounting firm responsible for auditing the Company’s financial statements. The termination, which is effective as of March 20, 2007, was approved by the Company’s Audit Committee and the Board of Directors.

Grant Thornton’s report on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and any subsequent interim period preceding the termination of Grant Thornton, the Company did not have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the termination of Grant Thornton, other than as is set forth herein, Grant Thornton did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist, with the exception of the disclosure set forth below;

(B) That information had come to Grant Thornton’s attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C)(1) That Grant Thornton needed to expand significantly the scope of its audit, or that information had come to Grant Thornton’s attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and (2) due to Grant Thornton’s resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D)(1) That information has come to Grant Thornton’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Grant Thornton’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) the issue has not been resolved to Grant Thornton’s satisfaction prior to its termination.

On June 23, 2005, Grant Thornton provided the Company with a letter in which Grant Thornton advised the Company of certain internal control deficiencies that it considered to be, in the aggregate, a material weakness, including, untimely identification and resolution of certain accounting matters; failure to perform timely review of accounting information by individuals with appropriate levels of experience, and inability to prepare accounting support including reconciliations of certain accounts. Grant Thornton indicated that they considered these deficiencies to be a material weakness as that term is defined under standards established by the Public Accounting Oversight Board (United States). A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes internal control from reducing to an appropriate low level the risk that material misstatements in the Company’s financial statements will not be prevented or detected on a timely basis. In response to the foregoing, the Company (1) hired Dorothy Sillano, BBA, MBA, and CPA as its Controller in August 2005, (2) hired two additional senior accountants, one in August 2005 and one in December 2005, and (3) developed and implemented additional control procedures over the review processes and other procedures including the initiation and review of adjusting journal entries as well as the income tax provision. The Company’s Board of Directors has discussed the foregoing matters with Grant Thornton, and has authorized Grant Thornton to respond fully to any inquiries of Friedman, Cohen, Taubman & Company, LLC concerning said matters.

The Company provided Grant Thornton with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein. The letter received by the Company from Grant Thornton, in which Grant Thornton states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

Engagement of Friedman, Cohen, Taubman & Company, LLC

The Company has engaged Friedman, Cohen, Taubman & Company, LLC (“Friedman”) to serve as the independent registered public accounting firm responsible for auditing the Company’s financial statements. The engagement, which is effective as of March 19, 2007, was approved by the Company’s Audit Committee and the Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted Friedman during the two most recent fiscal years and any subsequent interim period prior to engaging Friedman, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Grant Thornton LLP dated March 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 23, 2007	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
16.1	Letter from Grant Thornton LLP dated March 22, 2007